UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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[   ] Preliminary Information Statement

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[   ] Confidential for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

Lans Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

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Lans Holdings, Inc.

801 Brickell, Miami, Florida 33133

Tel. 305-755-7451

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF

A MAJORITY OF THE OUTSTANDING VOTING STOCK OF LANS HOLDINGS, INC.

September 5, 2017

Dear Lans Holdings, Inc. Stockholder:

The enclosed Information Statement is being distributed to the holders of record of common stock, par value $0.001 per share (“Common Stock”), Series A Preferred Stock (“Series A Preferred”) and Series B Preferred Stock (“Series B Preferred”) of Lans Holdings, Inc., a Nevada corporation (the “Company” or “we”), as of the close of business on August 11, 2017 (the “Record Date”) under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of the enclosed Information Statement is to inform our stockholders of action taken by written consent by the holders of a majority of our outstanding voting stock. The enclosed Information Statement shall be considered the notice required under Section 78.370 of the Nevada Revised Statues.

The following action was authorized by written consent of a majority of our outstanding voting stock (the “Written Consent”):

•	Approval of an amendment to the Company’s Articles of Incorporation (the “Amendment”) to increase total number of authorized shares of our Common Stock from five hundred million (500,000,000) shares to four billion (4,000,000,000) shares.

The Written Consent constitutes the only stockholder approval required under the Nevada Revised Statues, our Articles of Incorporation and Bylaws to approve the Amendment. Our Board of Directors is not soliciting your consent or your proxy in connection with this action, and no consents or proxies are being requested from stockholders. The Amendment, as approved by the Written Consents, will not become effective until 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By order of the Board of Directors

/s/ Trevor Allen

Trevor Allen

Chief Executive

Officer and Director

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Lans Holdings, Inc.

801 Brickell, Miami, Florida 33133

Tel. 305-755-7451

_____________________________________________________________________________________________

INFORMATION STATEMENT

_____________________________________________________________________________________________

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND

YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

INTRODUCTION

This Information Statement advises stockholders of the approval by the Company’s Board of Directors, and by Written Consent of the holders a majority of the Company’s voting stock of an Amendment to increase the total number of authorized shares of the Company’s Common Stock, from five hundred million (500,000,000) shares to four billion (4,000,000,000) shares. A copy of the Amendment is attached to this Information Statement as Exhibit A.

The increase of the Company’s authorized shares of Common Stock will become effective upon the filing of the Amendment with the Secretary of State of Nevada, which filing will occur no less than 20 days after the date of the mailing of this Information Statement to our stockholders.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS

Under the Nevada Revised Statutes and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. Accordingly, approval of the Amendment required the affirmative vote or written consent of a majority of the issued and outstanding shares of the Company’s Common Stock, Series A Preferred and Series B Preferred.

As of August 11, 2017, the record date for the determination of stockholders entitled to notice of the approval of the Amendment and to receive a copy of this Information Statement (the “Record Date”), we had 50,478,573 shares of Common Stock, 599,859 shares of Series A Preferred and 700,000 shares of Series B Preferred outstanding. Each holder of Common Stock is entitled to one vote per share of Common Stock held. Each holder of Series A Preferred is entitled to 112 votes per share of Series A Preferred held. Each holder of Series B Preferred is entitled to 10 votes per share of Series B Preferred held. As of the Record Date, outstanding shares represented 124,662,781 votes, consisting of 50,478,573 attributable to Common Stock, 67,184,208 attributable to Series A Preferred and 7,000,000 attributable to Series B Preferred.

Our Board of Directors unanimously adopted resolutions approving the Amendment, subject to stockholder approval, by unanimous written consent on August 11, 2017, and, on August 11, 2017 we received the Written Consent from holders of our Common Stock, Series A Preferred and Series B Preferred representing 88,344,825 voting shares, or approximately 71% of our outstanding voting class, approving the Amendment.

The following table sets forth the name of the holder of the Common Stock, Series A Preferred and Series B Preferred, the number of shares of Common Stock, Series A Preferred and Series B Preferred held by such holder, the total number of votes that such holder voted in favor of the Amendment and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof:

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Name of Voting Stockholder	Number of Common Stock held	Number of Series A Preferred held	Number of Series B Preferred held	Number of Votes held by such Voting Stockholder	Number of Votes that Voted in Favor of the Amendment	Percentage of the Voting Equity that Voted in Favor of the Amendment
Trevor Allen	7,105,000	100,000	—	18,305,000	18,305,000	14.6%
Anthony Ribas(1)	2,297,900	168,000	375,000	24,863,900	24,863,900	19.9%
SoundMax Ltd.(2)	10,671,667	99,859	—	21,855,875	21,855,875	17.5%
Melcent Technology SRL(3)	2,098,050	156,000	375,000	23,320,050	23,320,050	18.7%

(1)	The shares are held by Transaction Data USA Inc. Anthony Ribas is the beneficial owner of the shares held by Transaction Data USA Inc.
(2)	Sam Tai is the beneficial owner of the shares held by SoundMax Ltd.
(3)	Plutarco Suazo is the beneficial owner of the shares held by Melcent Technology SRL.

Accordingly, we have obtained all necessary corporate approval in connection with the Amendment. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. This Information Statement is furnished solely for the purposes of advising stockholders of the action approved by written consent and giving stockholders notice of the Amendment and forthcoming increase to out authorized Common Stock as required by the Nevada Revised Statutes and the Exchange Act.

As the Amendment was approved by written consent of the holders a majority of the Company’s voting stock, there will be no stockholders’ meeting, and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

We will, following the expiration of the 20-day period mandated by Rule 14c of the Exchange Act and the provisions of the Nevada Revised Statutes, file the Amendment with the Nevada Secretary of State’s Office. The Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.

 AMENDMENT TO OUR ARTICLES OF INCORPORATION

Purpose of and Rationale for the Amendment

We are currently authorized to issue a total of five hundred million (500,000,000) shares of Common Stock. Of this amount, 50,478,573 shares of Common Stock were outstanding as of August 11, 2017.

We are also required to reserve sufficient shares of Common Stock for issuance upon conversion or exercise of our outstanding convertible debt securities. We have reserved with our transfer agent 449,521,427 shares of Common Stock for these conversions. We also received requests for an increase in reserve by 50,000,000 shares. As such, we would need 50,000,000 additional authorized shares of Common Stock available for the conversion of the debt not already covered by the reservations.

Our Board of Directors has determined that it is in our best interest to increase the number of authorized shares of Common Stock to cover the aforementioned shortage. In addition, the Board of Directors believes that the Amendment will provide us with greater flexibility by increasing our authorized capital to allow us to issue additional shares of Common Stock as the Board of Directors deems necessary or advisable. While we have no current plans to issue shares of our Common Stock, aside from the debt conversions, we feel it appropriate to increase our authorized number of Common Stock in the event we encounter a potential financing transaction that requires the issuance of shares.

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As a result, our current authorized shares of 500,000,000 is insufficient to cover the estimated 50,000,000 shares of Common Stock necessary for issuance upon exercise or conversion of our convertible debt and to plan for future financings. Consequently, the Amendment to increase our authorized shares of Common Stock is necessary in order to validly issue shares of common stock upon the conversion or exercise of these securities. In addition, the Amendment to increase our authorized Common Stock will provide us with additional authorized but unissued shares for general corporate purposes, including raising additional capital through equity and/or convertible debt financings. However, aside from the shares of Common Stock that we are required to be made available upon the exercise or conversion of the above-mentioned outstanding convertible debt, we have no present plans, arrangements, understandings or obligations to issue any of the newly authorized shares.

The Board of Directors believes that an increase in the total number of shares of authorized Common Stock will give us greater flexibility in responding quickly to advantageous financing and business opportunities that involve the direct or indirect issuance of additional shares of common stock and attracting and retaining key personnel through the issuance of stock incentive awards. The Amendment to increase our authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, our Board of Directors will have the authority to issue authorized common stock or other securities convertible into or exercisable or exchangeable for common stock without requiring future stockholder approval of such issuances, except as may be required by our Articles of Incorporation or applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by our stockholders. Shares of authorized and unissued Common Stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of our company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company. The Board of Directors is not currently aware of any attempt to take over or acquire our company. While it may be deemed to have potential anti-takeover effects, the amendment is not prompted by any specific effort or takeover threat currently perceived by management.

One of the effects of the increase in authorized share capital, if adopted, however, may be to enable the Board to render it more difficult to or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (including private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action, however, could discourage an acquisition of the Company, which the stockholders of the Company might view as desirable.

Effect on Outstanding Common Stock

The additional shares of Common Stock authorized by the Amendment will have the same privileges as the shares of Common Stock currently authorized and issued. Stockholders do not have preemptive rights under our Articles of Incorporation and will not have such rights with respect to the additional authorized shares of Common Stock. The increase in authorized shares would not affect the terms or rights of holders of existing shares of Common Stock. All outstanding shares of Common Stock will continue to have one vote per share on all matters to be voted on by our stockholders, including the election of directors.

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The issuance of any additional shares of Common Stock may, depending on the circumstances under which those shares are issued, reduce stockholders’ equity per share and, unless additional shares are issued to all stockholders on a pro rata basis, will reduce the percentage ownership of Common Stock of existing stockholders. In addition, if our Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders. We expect, however, to receive consideration for any additional shares of Common Stock issued, thereby reducing or eliminating any adverse economic effect to each stockholder of such dilution.

The Amendment will not otherwise alter or modify the rights, preferences, privileges or restrictions of the Common Stock.

Interests of Certain Persons in the Action

Aside from the noteholders that may convert their debt into Common Stock, we do not believe that there are stockholders with interests in the Amendment that are different from or greater than those of any other of our stockholders.

Anti-Takeover Effects

Although the Amendment is not motivated by anti-takeover concerns and is not considered by our Board of Directors to be an anti-takeover measure, the availability of additional authorized shares of Common Stock could enable the Board of Directors to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company more difficult or time-consuming. For example, shares of Common Stock could be issued to purchasers who might side with management in opposing a takeover bid that the Board of Directors determines is not in our best interests, thus diluting the ownership and voting rights of the person seeking to obtain control of the Company. In certain circumstances, the issuance of Common Stock without further action by the stockholders may have the effect of delaying or preventing a change in control of the Company, may discourage bids for our Common Stock at a premium over the prevailing market price and may adversely affect the market price of our Common Stock. As a result, increasing the authorized number of shares of our Common Stock could render more difficult and less likely a hostile takeover, tender offer or proxy contest, assumption of control by a holder of a large block of our stock, and the possible removal of our incumbent management. We are not aware of any proposed attempt to take over the Company or of any present attempt to acquire a large block of our Common Stock.

DISSENTER’S RIGHTS

Under the Nevada Revised Statutes, holders of our capital stock are not entitled to dissenter’s rights of appraisal with respect to a proposed amendment to our Articles of Incorporation, or to the adoption of the Amendment.

DISTRIBUTION AND COSTS

We will pay the cost of preparing, printing and distributing this Information Statement. Only one Information Statement will be delivered to multiple stockholders sharing an address, unless contrary instructions are received from one or more of such stockholders. Upon receipt of a written request at the address noted above, we will deliver a single copy of this Information Statement and future stockholder communication documents to any stockholders sharing an address to which multiple copies are now delivered.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 11, 2017 certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

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	Common Stock		Series A Preferred Stock		Series B Preferred Stock
Name and Address of Beneficial Owner	Number of Shares Owned (1)	Percent of Class (2)	Number of Shares Owned (1)	Percent of Class (2)	Number of Shares Owned (1)	Percent of Class (2)
Trevor Allen(3)	17,105,000	28%	100,000	17%	—	—
Anthony Ribas(4)	56,597,900	54%	168,000	28%	375,000	50%
Ritesh Mitra(5)	66,667	*	—	—	—	—
David Christensen	111,112	*	—	—	—	—
All Directors and Executive Officers as a Group (4 persons)	73,880,679	64%	268,000	45%	375,000	50%
5% Holders
SoundMax Ltd. Flat/RM 807 Fortress Tower 250 Kings Rd., North Point 0 Hong Kong(6)	20,657,567	34%	99,859	17%
Execucorp Consulting LLC Suites Five Hors Fords, Business Center Long Point Road PO BOX 590 Charlestown, St. Kitts & Nevis, 0 US(7)	8,865,717	15%	76,000	13%
Melcent Technology SRL Avenida Sarasota #108 Esquina Doce De Julio Bella Vista Distrito Nacional, 0 Republica Dominicana(8)	55,198,050	53%	156,000	26%	375,000	50%

* Less than 1%

(1)

Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of voting stock listed as owned by that person or entity.

(2)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class is based on 50,478,573 shares of Common Stock, 599,859 shares of Series A Preferred and 750,000 shares of Series B Preferred issued and outstanding as of August 11, 2017.

(3)	Includes 7,105,000 shares of common stock and 100,000 shares of Series A Preferred that may convert into 10,000,000 shares of common stock.

(4)	The shares are held by Transaction Data USA Inc. Anthony Ribas is the beneficial owner of the shares held by Transaction Data USA Inc. Includes 2,297,900 shares of common stock, 168,000 shares of Series A Preferred that may convert into 16,800,000 shares of common stock and 375,000 shares of Series B Preferred that may convert into 37,500,000 shares of common stock.

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(5)	The shares are held by SPSR Professionals, LLC. Ritesh Mitra is the beneficial owner of the shares held by SPSR Professionals, LLC.

(6)	Sam Tai is the beneficial owner of the shares held by SoundMax Ltd. Includes 10,671,667 shares of common stock and 99,859 shares of Series A Convertible Preferred Stock that may convert into 9,985,900 shares of common stock.

(7)	Rob Harris is the beneficial owner of the shares held by Execucorp Consulting LLC. Includes 1,265,717 shares of common stock and 76,000 shares of Series A Convertible Preferred Stock that may convert into 7,600,000 shares of common stock.

(8)	Plutarco Suazo is the beneficial owner of the shares held by Melcent Technology SRL. Includes 2,098,050 shares of common stock, 156,000 shares of Series A Convertible Preferred Stock that may convert into 15,600,000 shares of common stock and 375,000 shares of Series B Preferred Stock that may convert into 37,500,000 shares of common stock.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above. Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

 By Order of the Board of Directors

September 5, 2017

/s/ Trevor Allen
Trevor Allen
Chief Executive Officer – Director

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Exhibit A

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

LANS HOLDINGS, INC.

         Lans Holdings, Inc., a Nevada corporation (the "Corporation"), does hereby certify that:

         FIRST: This Certificate of Amendment amends the provisions of the Corporation's Articles of Incorporation (the "Articles of Incorporation").

         SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 78.380 of the Nevada Revised Statutes and shall become effective immediately upon filing this Certificate of Amendment.

         THIRD: The first paragraph of Article III, Section 1 of the Articles of Incorporation is hereby amended in its entirety and replaced with the following:

“Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is four billion one hundred million (4,100,000,000) shares, consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock," with all of such shares having a par value of $.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is four billion (4,000,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is one hundred million (100,000,000) shares. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 3 of this Article III.”

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officers thereunto duly authorized this __th day of September, 2017.

By:	/s/ Trevor Allen
Name:	Trevor Allen
Title:	Chief Executive Officer

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